UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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AIP ALTERNATIVE STRATEGIES FUNDS

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Hatteras Funds to Acquire AIP Mutual Funds
Looks to Expand Firm’s Alternative Investment Solutions for Financial Advisors
with Mutual Funds of Hedge Fund Strategies

Raleigh, North Carolina (July 9, 2009) – Hatteras Funds, a leading provider of distinct alternative investment solutions for financial professionals, announced today that it has entered into a definitive agreement to acquire a controlling interest in Alternative Investment Partners, LLC, a Harrison, NY-based provider of open end mutual funds of hedge fund strategies known as AIP Mutual Funds.

David B. Perkins, CEO and founder of Hatteras Funds, will become Chief Executive Officer of the company, which will be rebranded under the Hatteras umbrella and operate as the mutual fund division within Hatteras Funds upon investor approval of the transaction.  Lee Schultheis, Chief Executive Officer and Chief Investment Strategist of AIP Mutual Funds, will remain with the company as President of this division.  Mr. Schultheis, along with Asset Alliance Corporation, an original investor in the company, will continue as significant shareholders.  Terms of the proposed transaction were not disclosed.  The transaction is subject to AIP Funds investor approval, regulatory filings and other customary closing conditions.  Consummation of the agreement is expected to be completed in August 2009.

The acquisition will increase Hatteras Funds and its affiliated companies’ assets under management to approximately $1.6 billion and will add two mutual funds of hedge fund strategies –- the Alpha Hedged Strategies Fund (TICKER SYMBOL: ALPHX) and the Beta Hedged Strategies Fund (TICKER SYMBOL: BETAX) -- to its family of distinct alternative investment solutions designed for financial professionals and their clients.  ALPHX and BETAX provide financial professionals with access to alternatives that have all the client-friendly features of a mutual fund, including daily liquidity, no lock-ups, no accreditation requirement, no performance fees, and 1099-tax reporting.

“AIP Mutual Funds is an ideal fit.  The products are a natural extension of our current offerings and allow us to bring financial professionals a needed option for their clients’ portfolio diversification: an alternative investment solution through a mutual fund with daily liquidity,” said David B. Perkins, Chief Executive Officer of Hatteras Funds.  “AIP Mutual Funds had a stroke of genius when it created the structure of these funds, which allow a wider range of individuals to access alternatives. In a post-Madoff world, these mutual funds of hedge fund strategies are a tool for financial advisors to allocate to alternatives while meeting increasing client demands for liquidity and transparency.”

“The benefits of partnering with Hatteras to the AIP Mutual Funds’ investors will be significant.  Hatteras brings expertise in alternative investment management, administrative, client service and operational excellence to our investors that will enhance the investment process and has the potential to deliver value for years to come,” said Lee Schultheis, CEO of AIP Mutual Funds. “The synergy of Hatteras and AIP should maximize the potential of the Funds.”

Hatteras Funds will look to add value to every step in the investment management process of the AIP Mutual Funds, including investment policy, asset allocation and risk management. As with all Hatteras Funds, the goal is to institutionalize a highly disciplined investment process that realizes the most value for fund investors.

About AIP Mutual Funds

Founded in 2002, AIP Mutual Funds is a provider of open-end mutual funds of hedge fund strategies.  Its two funds, Alpha Hedged Strategies Fund (TICKER SYMBOL: ALPHX) and Beta Hedged Strategies Fund (TICKER SYMBOL: BETAX), employ a multi-manager approach to a variety of hedged alternative investment strategies. Each strategy is managed in a liquid portfolio of its own securities, using the limited amounts of leverage and short-selling allowable in open-end mutual funds.

The Funds utilize the talents of highly specialized hedge fund managers as sub-advisors in executing their alternative investment strategies. With features inherent in mutual funds – daily liquidity, access and no investor qualification – they allow a wider range of investors to access the portfolio diversification benefits of hedge funds, and still have those investments be liquid.  The Funds provide broad exposure to a variety of active management hedged strategies.

AIP Mutual Funds managed approximately $300 million in assets as of June 15, 2009.

About Hatteras Funds

Hatteras strives to be a world-class provider of unique alternative investment solutions for financial professionals. Hatteras and its affiliated entities were founded in 2003 to give investors the ability to access institutional-quality alternative investments with confidence. Hatteras partners with alternative investment teams whose unique skill, experience and investment focus enable us to design, structure and deliver investment products that solve specific portfolio needs. We empower investors by delivering the strategies, managers, process discipline and quality that are typically only available to portfolios with more than $1 billion in assets.

Hatteras Funds and its affiliated companies had $1.3 billion in assets under management as of May 31, 2009.

For more information about Hatteras Funds visit http://www.hatterasfunds.com.

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Safe Harbor Statement

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Forward-Looking Statement

This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although Hatteras believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, Hatteras does not assume a duty to update this forward-looking statement.

Important Additional Information Will Be Filed With The SEC

AIP Mutual Funds plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about the transaction and related matters.  Shareholders are urged to read the Proxy Statement carefully when it is available.

Shareholders will be able to obtain free copies of the Proxy Statement (when it is available) and other documents filed with the SEC through the website maintained by the SEC at www.sec.gov.  In addition, shareholders will be able to obtain free copies of the Proxy Statement (when it is available) by calling 1-866-241-6192.

Contact:

John McInerney	Liz Pierce
212-508-9628	212-508-9698
jmcinerney@makovsky.com	lpierce@makovsky.com

Funds Disclosure

The Funds’ investment objectives, risks, charges and expenses must be considered carefully before investing. The prospectus contains this and other important information about the investment company, and it may be obtained by calling 1-877-Low-Beta (569-2382), or visiting www.aipfunds.com.  Read it carefully before investing.

About Risk:
Certain hedging techniques and leverage employed in the management of the Funds may accelerate the velocity of possible losses.  Short selling involves the risk of potentially unlimited increase in the market value of the security sold short, which could result in potentially unlimited loss for the Funds.  Derivatives involve investment exposure that may exceed the original cost and a small investment in derivatives could have a large potential impact on the performance of the Funds.  Options held in the Funds may be illiquid and the fund manager may have difficulty closing out a position. The Funds may also invest in:

▪	smaller capitalized companies - subject to more abrupt or erratic market movements than larger, more established companies;
▪	foreign securities, which involve currency risk, different accounting standards and are subject to political instability;
▪	securities limited to resale to qualified institutional investors, which can affect their degree of liquidity;
▪
shares of other investment companies that invest in securities and styles similar to the Funds, resulting in a generally higher investment cost than from investing directly in the underlying shares of these funds.

The Funds intend to utilize these individual securities and hedging techniques in matched combinations that are designed to neutralize or offset the individual risks of employing these techniques separately. Some of these matched strategies include: merger arbitrage, long/short equity, convertible bond arbitrage and fixed-income arbitrage. There is no assurance that these strategies will protect against losses.  The Funds are non-diversified and therefore may invest in the securities of fewer issuers than diversified funds at any one time; as a result, the gains and losses of a single security may have a greater impact on each Fund’s share price.

Because the Funds are fund-of-funds, your cost of investing in the Funds will generally be higher than the cost of investing directly in the shares of the mutual funds in which it invests.  By investing in the Funds, you will indirectly bear your share of any fees and expenses charged by the underlying funds, in addition to indirectly bearing the principal risks of the Funds.  Please refer to the prospectus for more information about the Funds, including risks, fees and expenses.

Mutual fund investing involves risk; loss of principal is possible.  Please consult an investment professional for advice regarding your particular circumstances.  An investment in the Funds may not be suitable for all investors.

AIP Distributor:  Quasar Distributors, LLC – 6/09
Hatteras Distributor:   Hatteras Capital Distributors, LLC